UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2022

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Summerlin

Las Vegas, NV 89135, USA

(Address of principal executive offices, and zip code)

+1-347-983-1227

(Registrant's telephone number, including area code)

____________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, Gaming Technologies, Inc. (the “Company”) entered into a securities purchase agreement dated December 1, 2020 (the “2020 Purchase Agreement”) and a securities purchase agreement dated as of February 3, 3021 (the “2021 Purchase Agreement” and together with the 2020 Purchase Agreement, the “Purchase Agreements”) with an accredited investor for the sale of the Company’s common stock at a price of $2.50 per share. On April 7, 2022, the Company and the investor entered into an amendment to the Purchase Agreements (the “Amendment”), and the Company issued to the investor a subordinated 10% Original Issue Discount Promissory Note in the principal amount of $277,777.78 (the “Subordinated Note”) and received gross proceeds of $250,000.

Pursuant to the Amendment, the provisions in the Purchase Agreements for an adjustment due to price based dilution, which had expired by their terms, were extended, such that if, at any time until the earlier of (a) October 6, 2022, or (b) the day after the date on which the Company issues or sells shares of common stock or common stock equivalents, except for certain exempt issuances as described in the Purchase Agreements, at a price below $2.50 per share (as adjusted for stock splits), then the Company will deliver to the investor that number of restricted shares of common stock equal to the difference between the number of shares purchased by the investor pursuant to such Purchase Agreement and the number of shares of common stock the investor would have received for the investor’s original subscription amount (an aggregate of $2,000,000) at the dilutive issuance price.

The Subordinated Note. The principal amount of the Subordinated Note is $277,777.78, and the Company received gross proceeds of $250,000 after giving effect to the original issue discount of 10%. The Subordinated Note is unsecured, bears interest at a rate of 10% per year (the “Interest Rate”), and matures on the earlier of (i) 12 months from issuance or (ii) the closing of a Qualified Offering, subject to earlier pre-payment as provided in the Subordinated Note. “Qualified Offering” is an equity or equity-linked financing for the account of the Company or any of its subsidiaries or debt financing that results in cumulative aggregate proceeds to the Company of at least $8,000,000.

Subject to the Intercreditor Agreement described below, the Company will have the right at any time to prepay in cash all or a portion of the Subordinated Note of the principal amount thereof plus any unpaid accrued interest to the date of repayment. Upon an Event of Default (as defined therein) interest shall accrue at the Interest Rate plus 2% and the principal and interest through maturity shall be due and payable.

Intercreditor Agreement. In connection with issuing the Subordinated Note, the Company, the Subordinated Note holder and the holder of the Company’s $1,666,666.67 10% Original Discount Senior Secured Convertible Note issued in November 2021 (the “Senior Note”) entered into a Intercreditor Agreement (the “Intercreditor Agreement”), pursuant to which the Subordinated Note holder agreed to fully subordinate its rights under the Subordinated Note to the Senior Note and related agreements, as described more fully in the Intercreditor Agreement.

The descriptions above of the Amendment, the Subordinated Note and Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Amendment, the Junior Note and the Intercreditor Agreement, each of which is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Subordinated Note as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment to Securities Purchase Agreements
10.2	Form of Subordinated Note
10.3	Form of Intercreditor Agreement
104	Cover Page Interactive Data File (formatted in iXBRL)

_____________________

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: April 14, 2022	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	CEO

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